                                                                    Exhibit 11.1

                                 NEOPROBE CORPORATION AND SUBSIDIARIES
                                   COMPUTATION OF NET LOSS PER SHARE

                                                                        Year Ended
                                                                       December 31,
                                                        1996               1997              1998
                                                        ----               ----              ----
Net Loss                                            $(20,969,143)      $(23,246,528)     $(28,032,752)

Weighted average number of shares outstanding:

Weighted average common shares
 outstanding beginning of period                      16,966,814         22,586,527        22,763,430

Weighted average common shares
 issued during period                                  2,776,835            148,115            78,802
                                                    -------------------------------------------------


Weighted average number of shares outstanding
 used in computing basic net loss per share           19,743,649         22,734,642        22,842,232
                                                    =================================================


Weighted average number of shares used in
 computing fully diluted net loss per share           19,743,649         22,734,642        22,842,232
                                                    =================================================


Earnings (Net Loss) Per Share:
 Basic                                                    $(1.06)            $(1.02)           $(1.23)
                                                    =================================================


 Fully diluted                                            $(1.06)            $(1.02)           $(1.23)
                                                    =================================================